EXHIBIT 10.27
                                    AGREEMENT

         This Agreement is made and entered into as of the 15th day of December, 1997, between DESA International, Inc., a Delaware corporation, which has its principal place of business located at 2701 Industrial Drive, Bowling Green, Kentucky 42101 (hereinafter referred to as DESA) and Sengoku Works, Ltd., which has its principal place of business located at 395 Bessho-cho, Kasai City, Hyogo Pref., Japan (hereinafter referred to as Sengoku):

         WHEREAS, DESA and Sengoku desire to enter into an agreement with regard to vent free gas heaters (hereinafter referred to as the Products) per Attachment A, to be manufactured by Sengoku and marketed by DESA. DESA and Sengoku agree to the following terms and conditions:

         1. (a) The term of this Agreement will be from the execution date of this Agreement and will continue until December 31, 2008.
                  (b) Both companies must agree in writing for any extension of the Agreement beyond the original ten (10) year period.
                  (c) DESA will arrange for Sengoku to purchase various components direct from DESA's vendors at DESA's cost for use only in DESA supplied Products. After termination of this agreement, DESA's cost from DESA's vendors will no longer apply to the various purchased components.

         2. (a) As long as this Agreement remains in effect, DESA has exclusive marketing rights for the Products to be sold into the United States, Canada, Central and South American, Europe, Middle East, and Australia directly or indirectly, under various brand names designated by DESA.
                  (b) In order to retain these exclusive marketing rights, DESA must place minimum annual orders during each January through December period of this Agreement based on the volumes outlined in Attachment B. If annual minimum orders are not met in the first year, a charge of $4.20 USD will be levied for each unit below the minimum. (See Attachment B).
                  (c) If Sengoku markets or sells the Products itself or through third parties, as authorized by DESA, in no event will Sengoku use or permit third parties to use DESA's brand names. The heater design and trade dress are owned by DESA. Trade dress includes color, packaging and graphic presentation that is used by DESA brand labels.
                  (d) The Products refer to Attachment C.

         3. (a) On or before December 15 of each year, during the term of this Agreement, Sengoku will provide DESA with a price for the Products. This price list will be for the period of the next calendar year and will be denominated in US dollars, based on our agreed currency band.
                  (b) All Products sold to DESA hereunder shall be sold at the prices established by the previous December 15.
                  (c) In addition to the above referenced pricing, see Attachment G for Purchase Volume Rebates to be effective years two (2) and three (3) of this


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                  agreement.  Specific  rebate  schedules  for  years  four  (4)
                  through ten (10) will be created.

         4. (a) Sengoku will provide DESA's requirements of the products F.O.B. Japan or China, with a Letter of Credit at sight plus 30 days based on U.S. Dollar prices listed on Attachment D. Prices quoted are in U.S. dollars fixed for the first year of the program. In years two (2) through ten (10) of the agreement, product is anticipated to come from the Chinese facility. Material currency fluctuations or political events may have an impact on the cost of the product and Sengoku and DESA agree to mutually renegotiate program costs if necessary.
                  (b) Sengoku agrees to procure the insurance from an AAA rated (highest rated) insurance company organized and operating under the laws of the United States or Canada, and such insurance shall provide the risk coverage and name DESA as an additional insured. (c) Title to and risk of loss of the Products purchased hereunder by DESA shall pass to DESA upon delivery thereof to the ocean carrier at the port selected by Sengoku for shipment.

         5.       (a) DESA will provide  annually,  by each December 1, a twelve
                  (12) month forecast for all models of Products and will provide monthly a rolling four (4) month forecast.

         6. (a) DESA will provide Sengoku purchase orders based on one hundred twenty (120) day lead times prior to shipment.
                  (b) Sengoku will be under no obligation to sell Products to DESA unless DESA places firm and noncancelable purchase orders not less than one hundred twenty (120) days prior to shipment of each order for Products.

         7. In the event Sengoku decides to cease producing the Products, Sengoku will provide one (1) year prior written notice to DESA. During this year, DESA can purchase tooling, fixtures necessary for production at cost from Sengoku for manufacture by DESA.

         8. In the event DESA ceases marketing the Products, Sengoku cannot establish new distribution to sell in markets described in paragraph 2(a) until inventory in possession of DESA is sold. This period is not to exceed one (1) year. DESA will comply with the provisions of paragraph 2(a) of this Agreement during this twelve (12) month notice period. DESA would allow Sengoku to use heater design and tooling in the event this agreement is canceled and all contract provisions have been met. In no event will Sengoku use or allow third parties to use DESA's brand names.

         9. Both parties agree to work together cooperatively in order to develop cost reductions and to further improve the performance of the Products. DESA and Sengoku will share equally in any cost reductions after the first year quotation regardless of the originator.


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         10.      Product  planning  meetings  will be held by the parties on at least an annual basis at a time and place mutually agreed upon by the parties.

         11. The parties agree that this Agreement is not assignable and may not be succeeded to by any third party without the express written consent of both DESA and Sengoku. Such consent will not be unreasonably withheld.

         12. The parties, in signing this Agreement, execute an Indemnification Agreement in the form of Attachment E. Sengoku will provide liability insurance coverage of a minimum of $5 million per occurrence. Sengoku will also provide annually a Certificate of Insurance specifying: (a) a minimum of $5 million Product Liability Insurance by an insurer authorized to write insurance in the United States; (b) DESA as an additional name insured; (c) the applicable deductible to be covered by Sengoku; and (d) the name and address of an authorized United States claim agent.

         13. DESA will provide technical assistance where necessary and appropriate, however, Sengoku will provide complete indemnification to DESA for any and all patent infringement liabilities that may occur from the introduction of the products into the United States and Canada.

         14. DESA and Sengoku will mutually develop a quality level agreement that will be employed by both companies for purposes of establishing Product Acceptance Criteria at time of receipt of Products by DESA. An Acceptable Quality Level (AQL) agreement will be developed and signed by appropriate Quality Assurance supervisory personnel, as well as by an officer, of both companies.

         15. Sengoku shall, at its own cost, obtain and maintain the necessary International Approval Services (IAS) certifications for the Products for the United States.

         16. (a) Sengoku will provide a two (2) year warranty on defective Products only. The two (2) year period will begin on the invoice date held by the end user. Refer to Attachment F for warranty language.
                  (b) Termination of the Agreement will not affect Warranty obligation.

         17. (a) Sengoku will provide DESA with a list of recommended service parts for the Products.
                  (b) Pricing for parts will correspond to the same December 15 and adjustment guidelines outlined in paragraph 3.
                  (c) During the term of this  Agreement  and for a period three
                  (3) years after Sengoku's last shipment of Products to DESA hereunder, DESA agrees to provide after sale service for the Products in the territories marketed by DESA, and Sengoku agrees to supply DESA with a supply of replacement parts. DESA agrees to purchase a reasonable supply of replacement parts for the repair of products under Warranty.
                  (d) DESA can balance parts inventories on an annual basis.


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                                       -4-

                  (e) If the Agreement is not renewed, DESA can return all unused service parts for a full refund of the purchase price.

         18. Sengoku will indemnify DESA for the costs it incurs relating to the following:

                  (a) catastrophic field failure and/or recall (defect defined as failure greater than three (3) percent of the units sold in any year);
                  (b) required notification to the Consumer Product Safety Commission (CPSC) under the 15b reporting requirements.

         19. Sengoku shall, at its own cost, maintain all machinery, tooling and equipment, used to manufacture the Products in good working order.


                  Dated and agreed upon this 15th day of December, 1997.

                  DESA INTERNATIONAL, INC.            SENGOKU WORKS, LTD.



                  BY__________________________        BY________________________
                           JOHN M. KELLY



                  ITS _________________________       ITS ______________________


                  WITNESSED BY:                       BY________________________



                  _____________________________       ITS_______________________



                                                      WITNESS___________________



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                                  ATTACHMENT A

                                PRODUCT DRAWINGS


Product drawings will be supplied by Sengoku after further product development and will be attached to this Agreement as Attachment A. The absence of Product drawings at the time of the signing of this document should in no way detract from the meaning, terms or conditions of this Agreement.



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                                       -6-


                                  ATTACHMENT B

                                 YEARLY VOLUMES


In order to maintain exclusive marketing rights in the countries identified in the Agreement, DESA will comply with the provisions of paragraph 2 of this Agreement. That paragraph refers to Attachment B and the minimum yearly order volumes outlined herein:

                            1st year: 20,000 Heaters

Annual volumes will adjust based on market conditions and direction.



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                                       -7-


                                  ATTACHMENT C

                                    PRODUCTS


Products are referred to as vent free gas heaters manufactured by Sengoku, or its subsidiaries. The program is not limited to technology or style.

Internal product packaging is to be comparable to current Comfort Glow gas heaters. External packaging includes litho label on front of carton, supported by flexo printing on balance of cartoning.



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                                       -8-


                                  ATTACHMENT D

                                   PRICE LIST


Price schedule covering units and parts is based on projected competitive costs for 1998 and may be adjusted to address market conditions.


                                  U.S. DOLLARS

                                 FOB CHINA/JAPAN


MODEL                                                 PROPANE AND NATURAL GAS

Three (3) Plaque Heater                                           64.00

Five (5) Plaque Heater                                            76.30

Three (3) Plaque Heater - Thermostat                              84.40

Five (5) Plaque Heater - Thermostat                               99.30

Prices above are for calendar year 1998. Future annual price increases will be determined by market conditions.



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                                  ATTACHMENT E

                            INDEMNIFICATION AGREEMENT

This Agreement is made and entered into as of the 15th day of December, 1997, between DESA International, Inc., a Delaware corporation, which has its principal place of business located at 2701 Industrial Drive, Bowling Green Kentucky 42101 and Sengoku Works, Ltd., which has its principal place of business located at 395 Bessho-cho, Kasai City, Hyogo Pref., Japan.

NOW, THEREFORE, for good and valuable consideration, including the production agreement executed by the parties on even date herewith and the mutual covenants of the parties set forth herein, DESA and Seller agree as follows:

         1.  PRODUCT LIABILITY CLAIMS.

         A. Seller shall indemnify, defend and hold DESA and its distributors harmless from and against any and all claims, losses, damages, judgments, costs and expenses, including but not limited to reasonable attorney's fees, arising from, associated with or relating to any Product or Products. This includes but is not limited to claims involving allegations of negligence, defects in the design or manufacture, and strict liability because a product is unreasonable dangerous. In all events, the design, manufacture and information provided with the Products shall be the sole responsibility of Sengoku. Nothing, however, contained herein, shall relieve DESA and its distributors from responsibility for any claim, loss or damage which is caused by any change, modification or remodeling which DESA or its distributors makes in the Products(s) without the knowledge or consent of Seller.

         B. DESA shall notify Seller within fifteen (15) days of receiving notice of a claim hereunder. Upon receipt of notice from DESA, Seller shall assume responsibility for the claim, including any defense thereof, and DESA shall reasonably cooperate with Seller in any defense of the claim.

         C.  Without   limitation  of  its  duty  to  indemnify   DESA  and  its
distributors, Seller agrees to maintain in force for the life of any Product produced by Seller hereunder, products liability insurance coverage, including broad form vendor's coverage, for property damage and bodily injury combined, naming DESA and its distributors as an additional insured. Seller shall supply DESA with a certificate of insurance evidencing this coverage annually. Seller's insurance shall afford minimum coverage of $5,000,000 per occurrence.

         2. NOTICE. Any notice required or permitted under the terms of this Agreement shall be in writing in English and shall be delivered by registered air mail, with postage fully prepaid, or telex, telefacsimile or cable. If any notice is made by telex, telefacsimile or by cable, it shall be confirmed by air mail. All notices required hereunder shall be sent to the addresses written below ro such other address as shall be provided in writing. Notice made by letter shall be deemed to have been given ten (10) days after the date of mailing and notice by telex or cable shall be deemed to have been given when received.


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                                      -10-

         3. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Kentucky, United States of America. The parties agree the proper venue for any dispute arising under this agreement or the production agreement of even date herewith shall be an international arbitration court.

         4. BINDING EFFECT. This Agreement shall be binding upon properly approved successors and assigns of the parties.

         5. CAPTIONS. The captions of the sections of this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation.

         6. ENTIRE AGREEMENT. This Agreement represents the complete understanding of the parties with respect to Seller's duty to indemnify DESA and its distributors, and it supersedes all prior agreements and understandings between the parties with respect to the matters set forth herein. This Agreement may not be amended except by a writing designated as such as signed by authorized representatives of both parties.



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                                  ATTACHMENT F

                              WARRANTY INFORMATION

                               KEEP THIS WARRANTY

                  Model

                  Serial No.

                  Date Purchased

Always specify model and serial numbers when communicating with the factory.

We reserve the right to amend these specifications at any time without notice. The only warranty applicable in our standard written warranty. We make no other warranty, expressed or implied.

                                LIMITED WARRANTY
                 COMFORT GLOW VENT-FREE RESIDENTIAL GAS HEATERS

DESA International warrants this product to be free from defects in materials and components for two (2) years from the date of first purchase, provided that the product has been properly installed, operated and maintained in accordance with all applicable instructions. To make a claim under this warranty the Bill of Sale or cancelled check must be presented.

This warranty is extended only to the original retail purchaser. This warranty covers only the cost of part(s) required to restore this heater to proper operating condition. Warranty part(s) MUST be obtained through authorized dealers of this product and/or DESA International who will provide original factory replacement parts. Failure to use original factory replacement parts voids this warranty. The heater MUST be installed by a qualified installer in accordance with all local codes and instructions furnished with the unit.

This warranty does not apply to parts that are not in original condition because of normal wear and tear, or parts that fail or become damaged as a result of misuse, accidents, lack of proper maintenance or defects caused by improper installation. Travel, diagnostic cost, labor, transportation and any and all such other costs related to repairing a defective heater will be the responsibility of the owner.

TO THE FULL EXTENT ALLOWED BY THE LAW OF THE JURISDICTION THAT GOVERNS THE SALE OF THE PRODUCT; THIS EXPRESS WARRANTY EXCLUDES ANY AND ALL OTHER EXPRESSED WARRANTIES AND LIMITS THE DURATION OF ANY AND ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE TO TWO (2) YEARS FROM THE DATE OF FIRST PURCHASE; AND DESA INTERNATIONAL'S


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                                      -12-

LIABILITY IS HEREBY LIMITED TO THE PURCHASE PRICE OF THE PRODUCT AND DESA INTERNATIONAL SHALL NOT BE LIABLE FOR ANY OTHER DAMAGES WHATSOEVER INCLUDING INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

Some states do not allow a limitation on how long an implied warranty lasts or an exclusion or limitation of incidental or consequential damages, so the above limitation on implied warranties, or exclusion or limitation on damages may not apply to you.

This warranty gives you specific legal rights, and you may also have other rights that vary from state to state.

For information about this warranty write:         DESA International
                                                   2701 Industrial Drive
                                                   P.O. Box 90004
                                                   Bowling Green, KY  42102-9004



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                                      -13-

                                  ATTACHMENT G

                             PURCHASE VOLUME REBATES


If purchases exceed the forecast in years two (2) and three (3), the following Volume Rebate Program is in effect.

                           Number of Units                  Percentage of Rebate

Year Two                   Purchases exceed                 2% of purchases
                           40,000 Units                     over 40,000

Year Three                 Purchases exceed                 2% of purchases
                           50,000 Units                     over 50,000

The rebate shall be paid by Sengoku to DESA by February 1, of each business year.